File No. 333-105537

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WESTAMERICA BANCORPORATION
 (Exact name of registrant as specified in its charter)

California	94-2156203
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1108 Fifth Avenue, San Rafael, California 94901
(Address of principal executive offices)

2012 Amended and Restated Westamerica Bancorporation Stock Option Plan of 1995
(Full title of plan)

David L. Payne
Chairman, President and Chief Executive Officer
Westamerica Bancorporation
1108 Fifth Avenue
San Rafael, CA 94901
(707) 863-8000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of Securities Exchanged Act of 1934, as amended. (Check one):

Large accelerated filer	[x]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[ ]

EXPLANATORY STATEMENT

(1)  Westamerica Bancorporation (the “Company”) previously registered a total of 6,750,000 shares of its common stock issuable under the Amended and Restated Westamerica Bancorporation Stock Option Plan of 1995 (the “1995 Plan”) on a registration statement on Form S-8 (File No. 333-105537).  The 1995 Plan was amended and restated with shareholder approval in 2003.  On April 26, 2012, Company’s shareholders approved the 2012 Amended and Restated Westamerica Bancorporation Stock Option Plan of 1995 (the “2012 Plan”) pursuant to which the Company may issue options for up to 1,500,000 shares of common stock, subject to adjustment.  There are 4,307,593 shares registered in connection with the 1995 Plan which have not been and will not be issued under the 1995 Plan.  No further awards will be made under the 1995 Plan.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed to deregister 4,307,593 shares of the Company’s common stock which are neither issued nor subject to outstanding awards granted under the 1995 Plan.  Accordingly, the Company hereby withdraws these 4,307,593 from registration under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of California, on June 28, 2012.

WESTAMERICA BANCORPORATION
(Registrant)

By	/s/ David L. Payne
David L. Payne Chairman, President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the date indicated.

Signature	Title	Date

/s/ David L. Payne	Chairman, President and Chief Executive Officer	June 28, 2012
David L. Payne	(Principal Executive Officer)

/s/ John “Robert” Thorson	Senior Vice President and Chief Financial Officer	June 28, 2012
John “Robert” Thorson	(Principal Financial and Accounting Officer)

/s/ Etta Allen*	Director	June 28, 2012
Etta Allen

/s/ Louis E. Bartolini*	Director	June 28, 2012
Louis E. Bartolini

/s/ E. Joseph Bowler*	Director	June 28, 2012
E. Joseph Bowler

/s/ Arthur C. Latno, Jr.*	Director	June 28, 2012
Arthur C. Latno, Jr.

/s/ Patrick D. Lynch*	Director	June 28, 2012
Patrick D. Lynch

Signature	Title	Date

/s/ Catherine Cope MacMillan*	Director	June 28, 2012
Catherine Cope MacMillan

/s/ Ronald A. Nelson*	Director	June 28, 2012
Ronald A. Nelson

/s/ Edward B. Sylvester*	Director	June 28, 2012
Edward B. Sylvester

* By David L. Payne, Attorney-in-Fact